Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$610,572
Unrealized Gain (Loss) on Market Value of Futures	4,679,252
Dividend Income	1,239
Interest Income	49,105
ETF Transaction Fees	2,100
Total Income (Loss)	$5,342,268

Expenses
General Partner Management Fees	$28,186
Professional Fees	23,971
Brokerage Commissions	5,922
Non-interested Directors' Fees and Expenses	415
Prepaid Insurance Expense	278
NYMEX License Fee	705
SEC & FINRA Registration Expense	3,945
Total Expenses	63,422
Expense Waiver	(28,329)
Net Expenses	$35,093
Net Income (Loss)	$5,307,175

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$55,199,873
Additions (50,000 Shares)	1,386,816
Withdrawals (350,000 Shares)	(10,454,113)
Net Income (Loss)	5,307,175

Net Asset Value End of Month	$51,439,751
Net Asset Value Per Share (1,650,000 Shares)	$31.18

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612